Exhibit 10.18

TEXT MARKED BY [* * *] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RESIDUAL PURCHASE AGREEMENT

This Residual Purchase Agreement (this “Agreement”), dated December 31, 2010 (“Effective Date”), is between Calpian, Inc., a Texas corporation (“Purchaser”), and Cooper and Schifrin, LLC, an Ohio limited liability company (“Seller”).

RECITALS

A. Seller has entered into those certain agreements listed on Exhibit A hereto (as may be amended from time to time, the “ISO Agreements”). Under the ISO Agreements, Seller is to receive residual payments each month (“Residuals”) from Seller’s efforts to market and sell merchant acquiring services to acceptable businesses (“Merchants”). Each Merchant is identified by a unique merchant identification number (“MID”). A Merchant may have multiple MIDs.

B. Purchaser desires to buy, and Seller desires to sell, all of Seller’s right, title and interest in and to certain of the Residuals, plus Purchaser will assume certain of Seller’s obligations under the ISO Agreements.

C. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I. PURCHASE AND SALE OF RESIDUALS

1.1. Purchase and Sale of Residuals. Subject to the terms and conditions of this Agreement, following the execution of this Agreement and upon satisfaction of all conditions to closing of the transactions contemplated hereunder (the “Closing”), Seller shall sell, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller’s right, title and interest in and to (a) [* * *] of the Residuals received each month [* * *] that are attributable to the merchants and merchant agreements set forth on the attached Exhibit F and identified by MID, (all such Merchant MIDs collectively referred to herein as, the “Sold Merchants”), and (b) all contracts, records and other documents in any form, whether hard copy, resident on computers, or otherwise, in the possession or under the control of Seller relating to the Sold Merchants (collectively, together with all Residuals attributable to the Sold Merchants, the “Purchased Residuals”). Purchaser shall receive the payment for the Purchased Residuals beginning with the payment made in the month of December, 2010.

1.2. Non Assumption of Liabilities. Purchaser will assume all responsibilities for providing services to Sold Merchants under the ISO Agreements. Other than such liability, Purchaser does not, and shall not be deemed to, assume any liabilities, obligations, expenses, or commitments of Seller of any kind, whether accrued, absolute or contingent, and shall not be deemed to, otherwise assume any liability or obligation arising from any transaction by any merchant or consumer or otherwise.

1.3. Purchase Price. At the Closing, Purchaser shall pay to Seller an amount equal to [to be determined at Closing and estimated to be $725,000]                     in cash, payable as set

forth below (the “Cash Amount”), and shall issue to Seller to be determined at Closing and estimated to be 335,833 shares of Purchaser’s common stock and subject to the satisfaction of the conditions set forth in Section 1.7 (the “Stock”), which shall be subject to the restrictions set forth below (collectively, the “Purchase Amount”).

1.4. Instruments of Conveyance and Transfer. Seller shall deliver to Purchaser at the Closing such assignments and other instruments of transfer as are necessary to complete the transfer and to vest in Purchaser all of Seller’s rights, title and interest in, to and under the Purchased Residuals attributable to the Sold Merchants, including, without limitation, all monies due and to become due thereunder, and all amounts received or to be received with respect thereto and all proceeds thereof, free and clear of all liens, claims, security interests and encumbrances of any kind.

1.5. Intention of the Parties. The right to receive Purchased Residuals shall be assigned to Purchaser as of the date of the Closing, and except as set forth herein, Seller will have no continuing interest in such Purchased Residuals. Notwithstanding anything to the contrary in this Agreement or any instruments, certificates, financing or continuation statements, or other documents executed and delivered in connection herewith, on and after the Closing, Purchaser shall own all right, title and interest in and to one hundred percent (100%) of the Purchased Residuals. It is the intention of the parties hereto that the purchase of the Purchased Residuals made hereunder shall constitute a “sale of accounts,” as such term is used in Article 9 of the UCC, which sales are absolute and irrevocable and provide the Purchaser with the full benefits of ownership of the Purchased Residuals.

1.6. Monthly Revenue.

(a) At the Closing, Seller shall deliver written instructions to the processor(s) under the ISO Agreements to pay Residuals [* * *] directly to [* * *].

(b) Within two days after receiving each monthly Residuals report from processor, Purchaser shall calculate the aggregate revenue generated by the Sold Merchants for such month (the “Monthly Revenue”) and shall provide that information to [* * *].

(c) [* * *]

(d) [* * *]

(e) [* * *]

(f) Notwithstanding the foregoing, upon the occurrence of an Event of Default, Purchaser shall have the right to retain 100% of the Monthly Revenue for so long as the Event of Default shall remain uncured.

(g) [* * *]

1.7. Stock Issuance. In consideration of the [* * *] and provided that [* * *] and is otherwise in full compliance with this Agreement and all Exhibits thereto at such time, Purchaser shall issue to Seller shares of Purchaser’s common stock in the amount and on the terms set forth in Exhibit G. Purchaser agrees and acknowledges that it will not impose any restrictions on transfer with respect to any stock issued to Seller under this Agreement other than under the Subscription Agreement and the Lockup Agreement (if applicable)or under applicable Federal and state securities laws.

II. CLOSING DELIVERIES

2.1 Seller Deliveries. At the Closing, Seller shall deliver to Purchaser the following documents:

(a) Bill of Sale. A bill of sale in substantially the form of the attached Exhibit B, and such other documents reasonably satisfactory to Purchaser and its counsel, as shall be necessary to vest all of Seller’s rights and interest in, and title to, the Purchased Residuals in Purchaser;

(b) Documents. Copies of documents, computer files, and computer printouts requested by Purchaser related to the Sold Merchants. Seller may delete from such reports all information not related to the Sold Merchants. Seller shall deliver to Purchaser originals of all information and documents in whatever form that relate to the Sold Merchants and the Purchased Residuals, and shall not retain copies of any such documents without the express written consent of Purchaser;

(c) Consent. The consent and agreement of all parties to each ISO Agreement, as applicable, in form and content acceptable to Purchaser and its counsel, including, but not limited to, a consent of the assignment by Seller of its right, title and interest in and to the Residuals and the consent of the processor(s) to direct all Residual payments to the Purchaser substantially in the form of Exhibit C hereto;

(d) Subscription Agreement. A Subscription Agreement substantially in the form of Exhibit D hereto with respect to the Stock; and

(e) Lockup Agreement. A Lockup Agreement substantially in the form of Exhibit E hereto.

2.2 Purchaser Deliveries. At the Closing, Purchaser shall deliver to Seller the following:

(a) Cash Amount. An amount estimated to be $825,000 or to be determined at Closing of the Cash Amount paid directly to Seller by wire transfer of immediately available funds less an amount estimated to be $100,000 or to be determined at Closing payable to Calpian Residual Partners V, L.P. (the “CRPV Amount”). Purchaser shall pay the CRPV Amount directly to Calpian Residual Partners V, L.P. at Closing and provide Seller evidence thereof. In addition, the parties agree and acknowledge that Purchaser will acquire certain Residuals directly from Calpian Residual Partners IV, L.P. in a separately documented transaction to close on or about the date of Closing, which Residuals will be considered part of the Purchased Residuals for all purposes hereunder.

(b) Stock. Purchaser shall deliver a copy of the certificate representing the shares of the Stock, containing appropriate legends as contemplated by the Subscription

Agreement and the Lockup Agreement; provided that Seller agrees and acknowledges that Purchaser will retain the certificate in escrow as per the terms of the Lockup Agreement, and that the copy of the certificate may be issued to Seller within five (5) business days of Closing.

III. AFFIRMATIVE COVENANTS

Seller hereby covenants at all times, during the period commencing on the Effective Date and ending on the earlier of [* * *] after Closing or the termination of the Services Agreement (or such different period if specifically set forth below), to do the following:

3.1. Purchased Residuals.

(a) Seller shall indicate on its books and records that the Purchased Residuals have been sold to, and are the property of, Purchaser;

(b) if Seller receives money or property that represents payment of all or any portion of the Purchased Residuals, Seller shall immediately inform Purchaser of such receipt and within five (5) business days remit such money or property to Purchaser, with proper endorsements (it being understood that this covenant shall continue for so long as any Purchased Residuals exist); and

(c) Seller shall notify Purchaser fifteen (15) days prior to an ISO agreement expires or is terminated.

3.2. Sold Merchants. The covenants contained in this §3.2 shall continue, as to a specific Sold Merchant, for as long as Purchaser receives Residuals from such Sold Merchant.

(a) Seller shall not, directly or indirectly (i) provide credit card authorization, settlement or related services to any of the Sold Merchants except as contemplated herein or as separately agreed between Purchaser and Seller, (ii) enter into any agreement with or solicit, directly or indirectly, any Sold Merchant for transaction processing, authorization, settlement and related services, or (iii) interfere with, disrupt or attempt to disrupt any past, present or prospective business relationship, contractual or otherwise, related to or arising from the Sold Merchants, between Purchaser or [* * *] and any Sold Merchant

(b) Seller will notify Purchaser fifteen (15) days prior to it entering into an additional processing or bank relationship for merchant processing other than renewal or other extension of its existing relationships as defined in the ISO Agreements.

3.3. Government Compliance. To the extent necessary to preserve Purchaser’s interest in the Purchased Residuals and as otherwise set forth in this Agreement, do or cause to be done all things necessary to: (i) maintain its legal existence and good standing under the laws of the state of its formation; (ii) maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the Purchased Residuals; and (iii) preserve and maintain in full force and effect all other qualifications, certificates or licenses required for the collection of the Purchased Residuals.

3.4. Payment of Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or on income or profits or upon property belonging to it, including any taxes assessed as a result of the transactions contemplated herein, provided that Seller shall not be obligated to pay any such item that it disputes in good faith, until such time as its obligation to pay has been finally determined.

3.5. Reporting. Furnish or cause to be furnished to Purchaser:

(a) If Seller is required to submit audit reports pertaining to the Purchased Residuals to MasterCard, Visa, Discover, any other card acceptance organizations, any sponsor banks, any credit card processor or any other organization or person, then, within seven (7) days of the completion of such audit report, Seller shall provide a complete copy of such audit results to Purchaser including any and all deficiencies, defaults and management’s plan to remedy any outstanding items contained in the audit report; and

(b) Such other operating reports and financial and other information relating to the business, affairs and financial condition of Seller and with respect to the Sold Merchants or Purchased Residual as Purchaser reasonably may request in writing from time to time, including but not limited to financial information, based upon the Seller’s internal figures; and

(c) Monthly residual reports for Sold Merchants provided by the applicable processor to Seller that are not provided directly from the processor to Purchaser, provided that Seller has processor’s authorization to disclose such reports.

3.6. Inspection. At all reasonable times during business hours and as often as Purchaser may reasonably request, permit authorized representatives of Purchaser to: (i) have access to the financial records of Seller and other records relating to the operations and procedures of Seller; and (ii) discuss the affairs, finances and accounts of Seller with, and be advised as to the same by, the officers of Seller, all as shall be relevant to the performance or observance of the terms, covenants and conditions of this Agreement and the other documents and agreements executed in connection herewith.

3.7. Notice of Litigation. Notify Purchaser in writing, promptly upon learning thereof; of any litigation commenced against Seller that may have an adverse effect on the business, assets, operations, prospects or financial or other condition of Seller or the Sold Merchants or Purchased Residuals

3.8. Notice of Event of Default. Immediately inform Purchaser by written notice of the occurrence of any event or condition of any nature that may constitute an Event of Default (as defined below).

3.9. Sold Merchant Contracts. Deliver to Purchaser all contracts and any additional material related to the Sold Merchants.

3.9 Exhibit G. Comply with the terms set forth in Exhibit G hereto. In addition, [* * *].

IV. NEGATIVE COVENANTS

Except as provided Sections 4.5 and 4.6, Seller shall not do any of the following (set forth in Sections 4.1 through 4.4) following the Effective Date without Purchaser’s prior written consent for as long as Purchaser is receiving Residuals from the Sold Merchants:

4.1. Dispositions. Sell, lease, assign, transfer or otherwise dispose of or attempt to sell, lease, assign transfer or otherwise dispose of, any of Seller's rights, title or interests or purported rights title or interests in and to: the ISO Agreements if such disposition would impair Purchaser’s rights in the Purchased Residuals; the Sold Merchants; [* * *]

4.2. Lien. Create or permit or attempt to create or permit any lien or security interest upon any part of the ISO Agreements, the Residuals that are not part of the Purchased Residuals or the Sold Merchants.

4.3. ISO and Processor Agreements. (a) enter into any new ISO Agreements or processing agreements without Purchaser’s prior written consent, such consent not to be unreasonably withheld and such consent or objection to be delivered as soon as possible and, if not delivered within five (5) days of receipt, Purchaser’s consent shall be deemed to have been given, (b) amend, modify, restate, cancel or otherwise change in any material way any existing ISO Agreement or processing agreement (except to the extent that processor makes changes to its standard ISO Agreement), (c) transfer the processing services for any Merchants under the ISO Agreements, (d) sell or transfer any Merchants or Residuals to another Person other than in accordance with the provisions of this Agreement, (e) except as otherwise permitted by the Consent Agreement (Exhibit C), direct any processor to change the payment of Residuals to any person other than Purchaser or Escrow Agent, or (f) direct any processor to withhold the payment of Residuals (in the amount provided for in the Consent Agreement) from Purchaser or Escrow Agent, but this covenant 4.3(f) shall not restrict Seller while Purchaser or Escrow Agent is in default of its obligations to remit to Seller the payments described in §1.6(b).

4.4 Changes in Business, Management, Ownership, or Business Locations. (a) liquidate or dissolve; (b) have a change in management that results in someone other than Howard Cooper or Kevin Schifrin managing the business; (c) [* * *] (d) without at least thirty (30) days prior written notice to Purchaser: (1) change its jurisdiction of organization, (2) change its organizational structure or type, (3) change its legal name, or (4) change any organizational number (if any) assigned by its jurisdiction of organization without notifying the Purchaser; or (e) engage in any businesses other than the businesses currently engaged in by Seller or reasonably related thereto, if such other business(es) in the reasonable judgment of Purchaser detracts from Seller’s ability to perform its obligations under this Agreement or the Services Agreement.

4.5 [* * *]

4.6 [* * *]

V. REPRESENTATIONS AND WARRANTIES

5.1. Representations and Warranties of Seller. Seller represents, warrants and covenants the following to Purchaser, and any successor or assignee of Purchaser, with the knowledge that Purchaser is relying on such representations, warranties and covenants in entering into this Agreement:

(a) Authorization. Seller has full power and authority to enter into this Agreement, sell the Purchased Residuals and carry out the terms and provisions of this Agreement. Each ISO Agreement, as applicable, authorizes Seller to assign the Purchased Residuals to a third party. Seller may lawfully sell, transfer and assign the Purchased Residuals to Purchaser without affecting the obligations of the processor(s) thereunder. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b) No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement: (i) would require the consent of any other party to, constitute a breach of, or result in the creation or imposition of any lien under, any agreement to which Seller is a party; or (ii) will violate any law or ruling of any court or governmental authority to which Seller is subject.

(c) Consents and Approvals. No consent or approval of any governmental authority, any Sold Merchant or any other party is required to be made or obtained by Seller in connection with the performance of this Agreement by Seller. At the Closing, all parties to the ISO Agreements shall have consented to the assignment of the Purchased Residuals to Purchaser. At the Closing, each party to the ISO Agreements shall have executed a consent as set forth on Exhibit C.

(d) No Undisclosed Liabilities; Taxes. Except as otherwise disclosed to Purchaser on Schedule 5.1(d), Seller has no material liabilities or obligations of any nature, absolute, accrued, contingent or otherwise, that adversely impact the Sold Merchants or the Purchased Residuals. Seller has paid, when due, all taxes owed to all governmental authorities.

(e) Litigation. There is no action, proceeding or investigation pending or threatened against Seller that (i) would involve the Sold Merchants and Seller or Purchaser, or (ii) may impact Purchaser’s right to the Purchased Residuals.

(f) Sold Merchants. The list of the Sold Merchants is attached as Exhibit F and sets forth (i) the name of each Sold Merchant, (ii) the address of each Sold Merchant, (iii) the current month to date sales of each Sold Merchant, (iv) the Residual that Seller received for the most recent month for each Sold Merchant, (v) the discount rate paid by each Sold Merchant, (vi) The Sold Merchant’s MID and (vii) any other documentation reflecting revenues received by Seller attributable to each Sold Merchant. Such list is entirely accurate and complete. Seller has the right to receive Residuals with respect to the Sold Merchants under the ISO Agreements, as applicable. All information disclosed to Purchaser in this Agreement or otherwise provided to Purchaser is accurate and complete in all material respects. Seller does not maintain or control any reserve account or other funds attributable to any Sold Merchant. Seller has not received any notice of default or termination from any Sold Merchant, nor does Seller know of any bankruptcy of any Sold Merchant. Seller has complied, and will continue to comply, in all material respects with the provisions of the ISO Agreement. Seller has complied, and will continue to comply, with all applicable laws, regulations and industry standards in connection with the operation of its business as it relates to the Sold Merchants. Except as otherwise disclosed to Purchaser, Seller has good and valid title to the Purchased Residuals, free and clear of all liens, claims, security interests and encumbrances of any kind.

(g) Seller has complied with the Industry Security Guidelines with respect to the Purchased Residuals. Seller understands that failure to comply with the Industry Security Guidelines may result in the imposition of fines and/or penalties by the Payment Brands, governmental entities or other third parties, and Seller agrees to indemnify and reimburse Purchaser immediately for any fine or penalty imposed on, or fees, expenses or other losses inuring to, Purchaser due to Seller’s breach of this Section or Seller’s violation of the Industry Security Guidelines.

(h) Seller has complied with the Privacy Requirements with respect to the Purchased Residuals.

(i) Disclosure. No representation or warranty by Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements in this Agreement not misleading. There is no fact or development known to Seller which adversely affects, or which might in the future adversely affect, the Sold Merchants. All documents and information, in whatever form, provided to Purchaser by Seller are complete and correct versions of the documents and information they purport to represent.

(j) Brokerage Fees and Expenses. Seller has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other like payment in connection with this Agreement or the transactions contemplated by this Agreement. Seller shall be responsible for all of its own expenses related to the negotiation and preparation of this Agreement.

(k) No Third Parties. Seller does not have any agreements or commitments to or with any person or entity, including an independent sales organization or trade association, which would give rise to any valid claim against Purchaser. No third party, including but not limited to any sales agent, independent sales organization or trade association, has any claim to a proprietary or economic interest in any Sold Merchant or the Purchased Residuals. Seller has paid in full, and will be liable for, all amounts due to any third party in respect of the Sold Merchants or any transaction relating to the Sold Merchants.

(l) Subscription Agreement. All of the representations and warranties contained in the Subscription Agreement are true and correct as of the date hereof.

(m) Commercial Purposes. The transactions contemplated herein are for commercial purposes only and shall not be considered consumer transactions.

5.2. Representations and Warranties of Purchaser. Purchaser represents, warrants and covenants the following to Seller, and any successor or assignee of Seller, with the knowledge that Seller is relying on such representations, warranties and covenants in entering into this Agreement:

(a) Due Organization. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

(b) Authorization. Purchaser has full power and authority to enter into this Agreement and carry out the terms and provisions of this Agreement included the issuance of Purchaser’s common stock at the closings and in the future as provided herein. The execution, performance and delivery of this Agreement have been duly authorized by all necessary action on the part of the Purchaser’s board of directors. No vote of the Purchaser’s stockholders is required to authorize the issuance of the common stock contemplated by this Agreement. This Agreement, when executed and delivered, will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(c) Valid Issuance. Purchaser’s common stock, when issued at the closings and thereafter in accordance with this Agreement will be validly issued, fully paid and non-assessable. The Purchaser has sufficient authorized and unissued shares of its common stock to fulfill all of its obligations to Sellers hereunder and shall, at all times in the future until Sellers have been issued all shares to which it is entitled, maintain a sufficient number of authorized and unissued shares to fulfill all of its obligations to Sellers.

(d) No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement: (i) would require the consent of any other party to, constitute a breach of, or result in the creation or imposition of any lien under, any agreement to which Purchaser is a party; or (ii) will violate any law or ruling of any court or governmental authority to which Purchaser is subject.

(e) Consents and Approvals. No consent or approval of any governmental authority or any other party is required to be made or obtained by Purchaser in connection with the performance of this Agreement by Purchaser.

(f) Litigation. There is no action, proceeding or investigation pending or threatened against Purchaser that may impact the value of Purchaser’s stock.

(g) Disclosure. All information supplied by Purchaser to Seller regarding Purchaser’s financial condition, its financial projections and business plans, after taking into consideration any disclaimers and cautionary notices contained in such information, is substantially complete in all material respects, and does not omit any material facts or contain information that is misleading. There is no fact or development known to Purchaser which adversely affects, or which might in the future adversely affect, the value of its common stock. All documents and information, in whatever form, provided to Seller by Purchaser are complete and correct versions of the documents and information they purport to represent.

VI. EVENTS OF DEFAULT; REMEDIES.

6.1. Seller’s Defaults. Any one of the following which occur within [* * *] after the later to occur of the Effective Date and the date of Closing shall constitute an event of default by Seller (an “Event of Default”) under this Agreement:

(a) Agreements. Any of the following events if it would materially impair the Purchased Residuals or Seller’s ability to perform its obligations under this Agreement or the Services Agreement: (i) Seller’s failure to comply with the material terms and conditions of the ISO Agreements, any processing agreement and any amendment thereto, (ii) the termination of any ISO Agreement or any processing agreement that pertains to the Sold Merchants, or (iii) the breach or the occurrence of any event with respect to Seller which with notice or the expiration of any applicable cure period shall constitute a breach of any of the ISO Agreements that pertain to the Sold Merchants, or any processing agreements that pertain to the Sold Merchants, or which would adversely impact the Purchaser in any manner whatsoever under such agreements;

(b) Payment Default. Seller shall fail to pay, within ten (10) days of when due, any amount payable under this Agreement or any other document or agreement executed in connection herewith (such documents being collectively referred to herein as the (“Transaction Documents”) that is not subject to a dispute between the parties;

(c) Covenant Default. Seller fails or neglects to perform, keep, or observe any term, provision, condition, covenant or agreement contained in this Agreement or any other Transaction Document, and if such default under this clause is capable of being cured, Seller has failed to cure the default within thirty (30) days after the occurrence thereof;

(d) Attachment; Levy; Restraint on Business. (a) a notice of lien, levy, or assessment is filed against any of Seller’s assets by any government agency, and the same are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or (b) any material portion of Seller’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or any court order enjoins, restrains, or prevents Seller from conducting any part of its business;

(e) Insolvency (a) Seller is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Seller begins any proceeding under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief (an “Insolvency Proceeding”); or (c) an Insolvency Proceeding is begun against Seller and not dismissed or stayed within thirty (30) days;

(f) Other Agreements. There is a material default in any agreement to which Seller is a party with a third party or parties that materially inhibits Seller’s ability to meet its obligations under this Agreement or the Services Agreement, which default is not cured within thirty days after its occurrence;

(g) Misrepresentations. Seller or any Person acting for Seller makes any representation, warranty, or other statement now or later in this Agreement, any other Transaction Document, or in any writing delivered to Purchaser or to induce Purchaser to enter this Agreement or any Transaction Document, and such representation, warranty, or other statement shall prove to be incorrect or misleading in any material respect as of the date as of which the representation, warranty, statement, affidavit or certificate was given, stated or certified. As used herein, the term “Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency;

(h) [* * *]

(i) Compliance with Laws. The failure of Seller to comply in all material respects with all (i) present and future laws, ordinances, rules, regulations, orders and requirements of every duly constituted governmental or quail-governmental authority or agency applicable to Seller, or (ii) similarly applicable orders, rules and regulations of any regulatory, licensing, accrediting, insurance underwriting or rating organization or other body exercising similar functions, in each case where the failure to so comply could reasonably be expected to materially inhibit Seller’s ability to perform its obligations under this Agreement or the Services Agreement, and which default is not cured within 60 days after Seller learns of or reasonably should know of the occurrence.

6.2. Remedies to Seller’s Default. Upon any Event of Default that shall remain uncured, Purchaser shall have the rights set forth in Section 1.6 above.

6.3. [* * *]

6.4. Purchaser’s Defaults. Any one of the following which occur within [* * *] after the later to occur of the Effective Date and the date of Closing (or such longer period if specified herein) shall constitute an event of default by Purchaser (“Purchaser Default”) under this Agreement:

(a) Payment Default. Purchaser shall fail to pay, within ten (10) days of when due, any amount payable under this Agreement or any other Transaction Documents that is not subject to a dispute between the parties, which shall be an event of default even if it occurs after the 36 month period has expired;

(b) Common Stock Default. Purchaser fails to deliver shares of its common stock to Seller when due or fails or neglects to maintain a sufficient number of authorized and unissued shares to fulfill all of its obligations to Sellers and Purchaser has failed to cure the default within thirty (30) days after the occurrence thereof. This subsection 6.4(b) shall expire upon the delivery of all shares to which Sellers are entitled;

(c) Misrepresentations. Purchaser or any Person acting for Purchaser makes any representation, warranty, or other statement now or later in this Agreement, any other Transaction Document, or in any writing delivered to Seller or to induce Seller to enter this Agreement or any Transaction Document, and such representation, warranty, or other statement shall prove to be incorrect or misleading in any material respect as of the date as of which the representation, warranty, statement, affidavit or certificate was given, stated or certified. As used herein, the term “Person” shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

(d) Insolvency (a) Purchaser is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Purchaser begins any proceeding under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief (an “Insolvency Proceeding”); or (c) an Insolvency Proceeding is begun against Purchaser and not dismissed or stayed within thirty (30) days

6.5. Remedies to Purchaser’s Default. Upon any Purchaser Default that shall remain uncured and for so long as such Purchaser Default shall remain uncured, in addition to any other remedies that Seller shall otherwise have, (i) Seller shall have no obligation to comply with the provisions of Section 8.1 hereof, (ii) Seller shall be released from the provisions of Sections 4.2, 4.3(d) and 4.4, and [***] (iii) Seller shall be released from the provisions of Section 4.1, relating to [***]; and if the default is because of a Purchaser Insolvency Proceeding, Seller shall be released from the provisions of Section 2(c) of Exhibit G.

VII. INDEMNIFICATION

7.1 Indemnification. SELLER AGREES TO INDEMNIFY, DEFEND AND HOLD PURCHASER AND ITS STOCKHOLDERS, DIRECTORS, OFFICERS, AND EMPLOYEES (EACH, “INDEMNIFIED PERSON”) HARMLESS AGAINST: (A) ALL OBLIGATIONS, DEMANDS, CLAIMS, AND LIABILITIES (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY OTHER PARTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND RESULTING FROM SELLER’S BREACH OF ITS COVENANTS, WARRANTIES AND REPRESENTATIONS, INCLUDING BUT NOT LIMITED TO INDUSTRY SECURITY GUIDELINES AND THE PRIVACY OF CARDHOLDER INFORMATION; AND (B) AND THE EXPENSES OF DEFENDING SUCH CLAIMS (INCLUDING REASONABLE ATTORNEYS’ FEES AND REASONABLE EXPENSES); EXCEPT FOR CLAIMS AND/OR LOSSES DIRECTLY CAUSED BY SUCH INDEMNIFIED PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.2 LIMITATION OF LIABILITY. Except for breaches of Industry Security Guidelines and Privacy Requirements and litigation brought by Sold Merchants against Purchaser, Seller’s liability under this Article VII shall be limited to the amount of the Cash Amount of the Purchase Price set forth in Section 1.3, plus the amount paid to Calpian Residual partners IV, L.P., plus the return of the stock portion of the Purchase Price, plus expenses of defending such claims (including reasonable expenses and reasonable attorneys fees.

VIII. OTHER RESIDUAL MATTERS

8.1. [* * *]

8.2. Subsequent Residual Purchases. Seller may elect to sell additional Residuals to Purchaser, and Purchaser may elect to purchase such additional Residuals, according to the terms of Exhibit I.

8.3. Merchant Customer Service. As soon as practicable, Seller and Purchaser shall enter into an agreement for merchant customer service on mutually acceptable terms (a “Services Agreement”).

8.4. Closing Best Efforts. Following the Effective Date, the parties hereto shall endeavor in good faith and use best efforts to promptly satisfy all conditions to Closing, promptly deliver all materials required to be delivered at or before Closing, and promptly consummate the Closing, with Closing targeted to occur on or about January 3, 2011.

IX. MISCELLANEOUS

9.1. Confidentiality.

(a) This Agreement and the matters addressed herein shall be confidential (“Confidential Information”). Confidential Information does not include: information that becomes publicly known (other than by a party’s unauthorized disclosure); or information disclosed to a party after the closing by a third party who is legally entitled to disclose it. Merchant information unrelated to the Sold Merchants or Purchased Residuals is the Confidential Information of Seller. Merchant information related to the Sold Merchants or Purchased Residuals is the Confidential Information of Purchaser. Each party, together with its successors and assigns, will not at any time, directly or indirectly, use, communicate, or disclose to any individual or entity any Confidential Information belonging to the other party, including but not limited to copies or originals of any information supplied to it. This shall not prohibit Seller from providing to processors, Purchaser Confidential Information related to Sold Merchants or Purchased Residuals customarily provided to them in the ordinary course of business. If a party is required, by interrogatories, subpoenas, or otherwise, to disclose the other Party’s Confidential Information, the party ordered to disclose will immediately provide the party who owns the Confidential Information with notice of such request. This Section 9.1 shall survive the termination of this Agreement. Notwithstanding the foregoing, Seller agrees and acknowledges that Purchaser is subject to the disclosure requirements of state and federal securities laws and regulations and that, as such, Purchaser may disclose this Agreement, the Exhibits, and the terms hereof and thereof to the extent it deems it necessary or advisable in order to comply with such laws and regulations, and, further, that all such disclosures may also be disclosed by Purchaser through other public means including, but not limited to, Purchaser’s website, presentations and press releases.

(b) Right to Injunctive Relief. Purchaser and Seller agree that the violation of Section 9.1 would cause irreparable injury to the party whose Confidential Information might be disclosed or misused and that the remedy at law for any violation or threatened violation would be inadequate. The party who is the owner of the Confidential Information shall be entitled to temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damages, in addition to any other relief to which it may be entitled.

9.2. Survival. All covenants, representations and warranties made in this Agreement continue in full force. The obligation of Seller in Section VII to indemnify Purchaser shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

9.3. Amendments. This Agreement may be modified or amended only by an instrument in writing and signed by all the parties hereto. Any waiver of the terms and conditions of this Agreement must be in writing and signed by all the parties hereto and any such waiver shall not be construed as a waiver of any other terms and conditions of this Agreement. A waiver by either party as to any particular breach shall not constitute or be considered as a waiver of any similar or other breach or default thereafter.

9.4. Waivers. A waiver of a breach of any term of this Agreement will not be considered a waiver of a further breach of the same term or a waiver of a breach of any other term or a waiver of Purchaser’s right to declare a default.

9.5. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if sent via telecopy with confirmed receipt or sent via overnight delivery service:

If to Seller:

Cooper and Schifrin, LLC

[* * *]

If to Purchaser:

Calpian, Inc.

500 N. Akard Street, Suite 2850

Dallas, Texas 75201

Attn: Harold Montgomery, CEO

Facsimile: (214) 758-8602

or to such other person or address as either party shall furnish the other party in writing.

9.6. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Seller may not assign this Agreement nor any of Seller’s rights, interests or obligations arising out of this Agreement without the prior written consent of Purchaser. The Purchaser may not assign this Agreement without the consent of the Seller.

9.7. Governing Law and Venue.

(a) This contract, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles.

(b) Exclusive venue for any litigation between the parties hereto (except for action by Seller to protect its Confidential Information) shall be in Dallas County, Texas, and shall be brought in the State District Courts of Dallas County, Texas, or in the United States

District Court for the Northern District of Texas, Dallas Division. Seller may bring an action to protect its Confidential Information in the Common Pleas Courts located in Hamilton County, Ohio or in the United States District Court for the Southern District of Ohio, Western Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Dallas County, Texas (or Hamilton County, Ohio for the limited purpose described above), and specifically consent to the jurisdiction of the State District Courts of Dallas County and the United States District Court for the Northern District of Texas, Dallas Division (or the Hamilton County, Ohio and United States District Court for the Southern District of Ohio for the limited purpose described above).

9.8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9. Exhibits and Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part of the Agreement. This Agreement is the mutual product of the parties, and each provision has been subject to the mutual consultation and negotiation of each of the parties, and shall not be construed for or against any party.

9.10. Severability. If any provision of this Agreement shall be found to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions shall remain in full force and effect. Any provision of this Agreement held illegal, invalid, or unenforceable shall remain in full force and effect to the extent not so held. In lieu of the provision held illegal, invalid, or unenforceable, there shall be automatically added as part of this Agreement a provision as similar in its terms to such invalid provision as may be possible and may be legal, valid and enforceable.

9.11. Entire Agreement. This Agreement, including the Exhibits and other documents referred to herein which form a part of this Agreement, embody the entire agreement of the parties regarding the subject matter contained in it. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.12. Third Party Beneficiaries. This Agreement is solely for the benefit of the parties and should not be deemed to confer upon any third party any right.

9.13. Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

9.14. Separate Representation. Each party agrees and acknowledges that it has retained its own legal and tax counsel with respect to the transactions set forth in this Agreement and that it is relying solely on its own advisors with respect to the legal and tax implications of such transactions and not upon any advice from the other party.

SELLER:
Cooper and Schifrin, LLC

/s/ Kevin Schifrin By: Kevin Schifrin, Manager

Taxpayer ID Number

PURCHASER:

Calpian, Inc.

By:	/s/ Harold Montgomery
Harold Montgomery
Chief Executive Officer

[***]

/s/ Howard Cooper Howard Cooper

/s/ Kevin Schifrin Kevin Schifrin

INDEX TO EXHIBITS

EXHIBIT A	ISO AGREEMENTS*

EXHIBIT B	BILL OF SALE AND ASSIGNMENT

EXHIBIT C	CONSENT OF PROCESSOR*

EXHIBIT D	SUBSCRIPTION AGREEMENT

EXHIBIT E	LOCKUP AGREEMENT

EXHIBIT F	SOLD MERCHANTS*

EXHIBIT G	OTHER AGREEMENTS*

EXHIBIT H	[* * *]

EXHIBIT I	ADDITIONAL RESIDUAL PURCHASES

EXHIBIT J	Reserved for Future Use

EXHIBIT K	PRIVACY AND SECURITY REQUIREMENTS

*	Exhibit Redacted in Full

EXHIBIT A

ISO AGREEMENTS

[* * *]

EXHIBIT B

BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment, made                     ,         , from Cooper and Schifrin, LLC (the “Seller”) to Calpian, Inc. (“Purchaser”), is made with reference to the following facts:

(a) Seller, and Purchaser are parties to a certain Residual Purchase Agreement, of even date herewith (the “Agreement”); and

(b) The Agreement provides that Seller shall transfer to Purchaser certain assets and rights identified in Section 1.1 of the Agreement.

Therefore:

For the consideration described in the Agreement and other good and valuable consideration, the receipt of which is acknowledged, Seller sells, assigns and delivers to Purchaser all of Seller’s right, title and interest in and to the Sold Merchants and the [***] (as defined in the Agreement).

Seller’s representations and warranties contained in the Agreement are incorporated herein.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be executed and delivered the      day of             , 20    .

SELLER

By:

STATE OF	)
)
COUNTY OF	)

Before me,                                         , a notary public of the state and county aforesaid, personally appeared                                         , with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the within named bargainer, and that he, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing his name.

Witness my hand and seal, at office in                                         , this      day of             , 20    .

Notary Public

My Commission Expires:

EXHBIT C

CONSENT OF ISO

[* * *]

EXHIBIT D

SUBSCRIPTION AGREEMENT

EXHIBIT D

CALPIAN, INC.

SUBSCRIPTION AGREEMENT FOR SHARES

January 25, 2011

To:	The Board of Directors of Calpian, Inc.

Ladies and Gentlemen:

The undersigned, Cooper & Schifrin, LLC (“Subscriber”), hereby offers to acquire and subscribe for 81,444 shares (the “Shares”) of the common stock, par value $0.001 per share, of Calpian, Inc. (the “Corporation”), at an acquisition valuation of $3.00 per share (“Purchase Price”), which is the fair market value per share of the Shares as determined by the Board of Directors of the Corporation as of the date hereof, and which shares are to be issued pursuant to the terms of that certain Residual Purchase Agreement, dated as of December 31, 2010, as amended, by and between the Corporation and Subscriber (the “Purchase Agreement”). The Shares are being issued by the Corporation to Subscriber pursuant to Section 1.7 of the Agreement as a portion of the compensation thereunder, with Subscriber’s entry into the Purchase Agreement and the performance of its obligations thereunder constituting Subscriber’s consideration for the issuance of the Shares. As further consideration for the subscription and issuance of the Shares pursuant to this Agreement and the Purchase Agreement, Subscriber hereby represents, warrants and acknowledges to the Corporation as follows:

A.	Subscriber acknowledges that neither the Corporation nor any its officers, directors, agents or affiliates have made any representation to Subscriber regarding the Corporation, its business or prospects.

B.	Subscriber is purchasing the Shares for investment for Subscriber’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). By executing this Agreement, Subscriber represents that Subscriber does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

C.	Subscriber has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of purchasing the Shares.

D.	Subscriber has reviewed copies of such documents and other information as Subscriber has deemed necessary in order to make an informed investment decision with respect to its purchase of the Shares.

E.

Subscriber understands that the Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Shares in accordance with the Corporation’s charter documents or the laws of its jurisdiction of incorporation.

F.	Subscriber understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by Subscriber pursuant hereto, the Shares would be acquired in a transaction not involving a public offering. The issuance of the Shares hereunder have not been registered under the Securities Act or the securities laws of any state of the U.S. and that issuance of the Shares is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. Subscriber further acknowledges that if the Shares are issued to Subscriber in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Subscriber represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

G.	Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act and has checked the appropriate box on Annex I hereto.

H.	The Shares shall be fully-vested upon the date of grant, but shall be subject to [* * *]. The Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered unless [* * *], and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Subscriber or of any agent of Subscriber or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation or any agent or any custodian holding certificates for such Shares prior to [* * *]. In furtherance of the forgoing, the Corporation may hold the Shares in an escrow account on behalf of the Subscriber. In addition, the Corporation and its transfer agent and registrar are hereby authorized to issue appropriate “stop transfer” instructions and may decline to make any transfer of the Shares if such transfer could constitute a violation or breach of this Subscription Agreement for Shares (this “Agreement”).

Subscriber further agrees to indemnify and hold the Corporation harmless from and against all liability, damage, losses, costs and expenses (including reasonable attorneys’ fees and court costs) which they may incur by reason of any breach of the representations and warranties made by Subscriber herein, or in any document provided by Subscriber to the Corporation.

Subscriber hereby agrees that the Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Additionally, the Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Subscriber consents to the Corporation making a notation on its records or giving instructions to its Transfer Agent in order to implement the restrictions on transfer of the Shares.

[Signature Pages Follow]

The parties have executed this Agreement on the date first set forth above.

Cooper & Schifrin, llc

By:

Name:

Title:

Address:

AGREED AND ACKNOWLEDGED:

CALPIAN, INC.

By:

Name:

Title:

APPENDIX I

CERTIFICATE OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act. The undersigned has initialed the box below indicating the basis on which it is representing its status as an “accredited investor”:

         a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

         a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000 (excluding the value of the undersigned’s primary residence);

         a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

         an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

         an individual who is a director or executive officer of Calpian, Inc.

CALPIAN, INC.

SUBSCRIPTION AGREEMENT FOR SHARES

January 25, 2011

To:	The Board of Directors of Calpian, Inc.

Ladies and Gentlemen:

The undersigned, Cooper & Schifrin, LLC (“Subscriber”), hereby offers to acquire and subscribe for 110,000 shares (the “Shares”) of the common stock, par value $0.001 per share, of Calpian, Inc. (the “Corporation”), at an acquisition valuation of $3.00 per share (“Purchase Price”), which is the fair market value per share of the Shares as determined by the Board of Directors of the Corporation as of the date hereof, and which shares are to be issued pursuant to the terms of that certain Residual Purchase Agreement, dated as of December 31, 2010, as amended, by and between the Corporation and Subscriber (the “Purchase Agreement”). The Shares are being issued by the Corporation to Subscriber pursuant to Section 1.7 of the Agreement as a portion of the compensation thereunder, with Subscriber’s entry into the Purchase Agreement and the performance of its obligations thereunder constituting Subscriber’s consideration for the issuance of the Shares. As further consideration for the subscription and issuance of the Shares pursuant to this Agreement and the Purchase Agreement, Subscriber hereby represents, warrants and acknowledges to the Corporation as follows:

A.	Subscriber acknowledges that neither the Corporation nor any its officers, directors, agents or affiliates have made any representation to Subscriber regarding the Corporation, its business or prospects.

B.	Subscriber is purchasing the Shares for investment for Subscriber’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). By executing this Agreement, Subscriber represents that Subscriber does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

C.	Subscriber has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of purchasing the Shares.

D.	Subscriber has reviewed copies of such documents and other information as Subscriber has deemed necessary in order to make an informed investment decision with respect to its purchase of the Shares.

E.

Subscriber understands that the Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Shares in accordance with the Corporation’s charter documents or the laws of its jurisdiction of incorporation.

F.	Subscriber understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by Subscriber pursuant hereto, the Shares would be acquired in a transaction not involving a public offering. The issuance of the Shares hereunder have not been registered under the Securities Act or the securities laws of any state of the U.S. and that issuance of the Shares is being effected in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering. Subscriber further acknowledges that if the Shares are issued to Subscriber in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. Subscriber represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

G.	Subscriber is an “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act and has checked the appropriate box on Annex I hereto.

H.	The Shares shall be fully-vested upon the date of grant, but shall be subject [* * *]. The Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered unless [* * *], and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by voluntary act of Subscriber or of any agent of Subscriber or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Corporation or any agent or any custodian holding certificates for such Shares prior to the release of [* * *]. In furtherance of the forgoing, the Corporation may hold the Shares in an escrow account on behalf of the Subscriber. In addition, the Corporation and its transfer agent and registrar are hereby authorized to issue appropriate “stop transfer” instructions and may decline to make any transfer of the Shares if such transfer could constitute a violation or breach of this Subscription Agreement for Shares (this “Agreement”).

Subscriber further agrees to indemnify and hold the Corporation harmless from and against all liability, damage, losses, costs and expenses (including reasonable attorneys’ fees and court costs) which they may incur by reason of any breach of the representations and warranties made by Subscriber herein, or in any document provided by Subscriber to the Corporation.

Subscriber hereby agrees that the Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Additionally, the Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Subscriber consents to the Corporation making a notation on its records or giving instructions to its Transfer Agent in order to implement the restrictions on transfer of the Shares.

[Signature Pages Follow]

The parties have executed this Agreement on the date first set forth above.

COOPER & SCHIFRIN, LLC

By:

Name:

Title:

Address:

AGREED AND ACKNOWLEDGED:

CALPIAN, INC.

By:

Name:

Title:

APPENDIX I

CERTIFICATE OF ACCREDITED INVESTOR STATUS

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act. The undersigned has initialed the box below indicating the basis on which it is representing its status as an “accredited investor”:

         a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

         a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

         an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000 (excluding the value of the undersigned’s primary residence);

         a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

         an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

         an individual who is a director or executive officer of Calpian, Inc.

EXHBIT E

LOCKUP AGREEMENT

Ladies and Gentlemen:

As additional consideration for the purchase of shares of capital stock (the “Shares”) of Calpian, Inc., a Texas corporation (the “Company”), the undersigned hereby agrees that from the date of acquisition of such Shares until the date that is two (2) years after the acquisition date of such Shares (the “Lock-up Period”), the undersigned will not offer, sell, contract to sell, transfer, hypothecate, pledge or otherwise dispose of, directly or indirectly (a “Transfer”), any of the Shares, or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, transfer, hypothecation, pledge or disposal, unless and to the extent permitted by the Company in writing.

Any securities received upon conversion or exchange of the Shares shall similarly be subject to the provisions of this Letter Agreement. Notwithstanding the foregoing, a Transfer of Shares to any third party may be made, provided the Transfer is not made into the public market and the transferee agrees to be bound in writing by the terms of this Letter Agreement.

The undersigned agrees that the Shares shall be imprinted or otherwise placed, on certificates representing the Shares, the following restrictive legend, in addition to any other existing legend on the Shares and any other legends required by law or upon advice of the Company’s legal counsel:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITONS OF A CERTAIN LOCK-UP AGREEMENT BETWEEN THE CORPORATION AND THE HOLDER OF STOCK OF THE CORPORATION REPRESENTED BY THIS CERTIFICATE. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

In furtherance of the foregoing, during the Lock-Up Period, the Company may hold the Shares in an escrow account on behalf of the holder. In addition, the Company (or other successor in interest) and its transfer agent and registrar are hereby authorized to issue appropriate “stop transfer” instructions and may decline to make any Transfer of the Shares if such Transfer could constitute a violation or breach of this Letter Agreement.

This Letter Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Very truly yours,

Cooper & Schifrin, LLC

By:
Name:
Title:

Address
Date:

EXHIBIT F

SOLD MERCHANTS

[* * *]

EXHIBIT G

OTHER AGREEMENTS

[* * *]

EXHIBIT H

[***]

EXHIBIT I

Additional Residual Purchases

I.	Future Purchases: Seller may elect to sell additional Residuals in addition to those described under Sections 1.1 and 8.1 of this Agreement to Purchaser and Purchaser may purchase these additional Residuals of Seller that resulted from Seller’s sales activity, subject to the Residual(s) to be purchased meeting all of the Purchaser’s criteria (as determined by Purchaser in its sole discretion), and Seller being in compliance with all material terms of this Agreement and all Exhibits thereto. Purchaser shall use its commercially reasonable best efforts to purchase additional Residuals hereunder. Upon a purchase, Seller shall make the representations and warranties as are set forth in Article V hereof with respect to such additional Residuals. Seller shall notify Purchaser at least 30 days in advance of its election to sell additional Residuals to Purchaser. [* * *]

EXHIBIT J

Reserved for Future Use

EXHIBIT K

Privacy and Security Requirements

The term “Industry Security Guidelines” shall mean the privacy and security requirements and all applicable laws, rules, regulations, standards and guidelines adopted or required by Visa U.S.A. Inc., MasterCard International, Inc., American Express, Discover Financial Services, LLC and other credit and debit card providers debit network providers and any stored value and loyalty program providers (“Payment Brands”), and the Payment Card Industry Security Standards Council relating to privacy, data security and the safeguarding, disclosure and handling of Payment Instrument information, including but not limited to the Payment Card Industry Data Security Standards, Visa’s Cardholder Information Security Program, Discover’s Information Security & Compliance Program, American Express’s Data Security Operating Policy, MasterCard’s Site Data Protection Program, Visa’s Payment Application Best Practices, the Payment Card Industry’s Payment Application Data Security Standard, MasterCard’s POS Terminal Security program, the Payment Card Industry PIN Entry Device Standard, ATM or Debit Networks other financial service card organizations, rules and regulations administered by OFAC, the Bank Secrecy Act, anti-money laundering laws, and the USA Patriot Act, in each case as they may be amended from time to time.

The term “Privacy Requirements” means any applicable state or federal law or regulations or rules, regulations, standards and guidelines adopted or required by Payment Brands, as may be in effect or as may be enacted, adopted or determined regarding the privacy, confidentiality, use, and disclosure of Cardholder Information of any type.

A “Customer” is the person or entity to whom a Payment Instrument is issued or who is otherwise entitled to use a Payment Instrument.

A “Payment Instrument” is an account, or evidence of an account, authorized and established between a Customer and a Payment Brand, or representatives or members of a Payment Brand that Merchants accept from Customers. Payment Instruments include, but are not limited to, credit and debit cards, stored value cards, loyalty cards, electronic gift cards, authorized account or access numbers, paper certificates, credit accounts and the like.

“Cardholder Information” is collectively known as “Customer Information” and may include, but is not limited to the following information about any Customer of a Merchant: name; address; phone number; email address; credit card number; driver’s license; social security number; birth date; demographics, Transactional Data and includes, but not be limited to the following information about a Merchant or its officers and principals, name, address, phone number; email address; credit card number; driver’s license; social security number; birth date; demographics.

“Transactional Data” includes but is not limited to Seller’s use, access, and storage of certain credit card non-public personal information including, but not limited to card account numbers, expiration dates, security code data, such as CVV2, CVC2 and PIN data.

TEXT MARKED BY [* * *] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 1 TO RESIDUAL PURCHASE AGREEMENT

This Amendment No. 1 to Residual Purchase Agreement (this “Amendment”), dated January 25, 2011 (“Effective Date”), is between Calpian, Inc., a Texas corporation (“Purchaser”), and Cooper and Schifrin, LLC, an Ohio limited liability company (“Seller”) and amends that certain Residual Purchase Agreement between Purchaser and Seller dated December 31, 2010 (the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Agreement.

RECITALS

A. Seller and Purchaser have entered into the Agreement, and now wish to amend the Agreement in anticipation of closing the transactions described in the Agreement to reflect their agreement regarding certain terms of the transaction as more specifically set forth in this Amendment.

B. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 1.1 of the Agreement is hereby amended to read in its entirety as follows:

Purchase and Sale of Residuals. Subject to the terms and conditions of this Agreement, following the execution of this Agreement and upon satisfaction of all conditions to closing of the transactions contemplated hereunder (the “Closing”), Seller shall sell, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller’s right, title and interest in and to (a) [* * *] of the Residuals received each month [* * *] that are attributable to the merchants and merchant agreements set forth on the attached Exhibit F and identified by MID, (all such Merchant MIDs collectively referred to herein as, the “Sold Merchants”), and (b) all contracts, records and other documents in any form, whether hard copy, resident on computers, or otherwise, in the possession or under the control of Seller relating to the Sold Merchants (collectively, together with all Residuals attributable to the Sold Merchants, the “Purchased Residuals”). Purchaser shall receive the payment for the Purchased Residuals beginning with the payment made in the month of January 2011.

2. Section 1.3 of the Agreement is hereby amended to read in its entirety as follows:

Purchase Price. At the Closing, Purchaser shall pay to Seller an amount equal to $732,500 in cash, payable as set forth below (the “Cash Amount”), and shall issue to Seller 110,000 shares of Purchaser’s common stock and subject to the satisfaction of the conditions set forth in Section 1.7 (the “Stock”), which shall be subject to the restrictions set forth below (collectively, the “Purchase Amount”).

3. Section 1.6 (a) of the Agreement is hereby amended to read in its entirety as follows:

(a)	At the Closing, Seller shall deliver written instructions to the processor(s) under the ISO Agreements to pay Residuals [* * *].

4. Section 1.6 (e) of the Agreement is hereby amended to read in its entirety as follows:

[* * *]

5. Section 1.7 of the Agreement is hereby amended to read in its entirety as follows:

Stock Issuance. In consideration of the [* * *], Purchaser hereby issues to Seller an aggregate of 81,444 shares of Purchaser’s common stock [* * *] In addition, Seller shall execute and deliver the Subscription Agreement and the Lockup Agreement (as defined below) with respect to the Stock and [* * *] and provided that [* * *] and is otherwise in full compliance with this Agreement and all Exhibits thereto at such time, Purchaser shall [* * *]. [* * *] and provided that [* * *] and is otherwise in full compliance with this Agreement and all Exhibits thereto at such time, [* * ]. Purchaser agrees and acknowledges that it will not impose any restrictions on transfer with respect to any stock issued to Seller under this Agreement other than under the aforementioned [***] agreement, the Subscription Agreement and the Lockup Agreement (if applicable) or under applicable Federal and state securities laws.

6. Section 2.2 of the Agreement is hereby amended to read in its entirety as follows:

Purchaser Deliveries. At the Closing, Purchaser shall deliver to Seller the following:

(a) Cash Amount. The Cash Amount paid directly to Seller by wire transfer of immediately available funds. In addition, the parties agree and acknowledge that Purchaser will acquire certain Residuals directly from Calpian Residual Partners IV, L.P. in a separately documented transaction to close on or about the date of Closing, which Residuals will be considered part of the Purchased Residuals for all purposes hereunder.

(b) Stock. Purchaser shall deliver a copy of the certificates representing the shares of the Stock and [* * *], containing appropriate legends as contemplated by the Subscription Agreement and the Lockup Agreement; provided that Seller agrees and acknowledges that Purchaser will retain the certificates in escrow as per the terms of the Lockup Agreement, and that the copy of the certificates may be issued to Seller within thirty (30) days of Closing.

7. Paragraph 1 of EXHIBIT G is hereby amended to read in its entirety as follows:

[* * *]

8. Paragraph 2 of EXHIBIT G is hereby amended to read in its entirety as follows:

[* * *]

9. Item II of Exhibit G is deleted in its entirety.

10. Paragraphs (b) and (c) of EXHIBIT I are amended to read in their entirety as follows:

[* * *]

11. A new paragraph (d) is added to Exhibit I to read in its entirety as follows:

[* * *]

Executed to be effective as of the date set forth above.

SELLER:
Cooper and Schifrin, LLC

/s/ Howard Cooper
By: Howard Cooper, Manager

Taxpayer ID Number

PURCHASER:

Calpian, Inc.

By:	/w/ Harold Montgomery
Harold Montgomery
Chief Executive Officer